LIBERTY SILVER COMMENTS ON RECENT TRADING ACTIVITY

Toronto, ON — October 29, 2012: Liberty Silver Corp. (TSX: LSL) ("Liberty Silver" or the “Company”) stated that it is not aware of any material undisclosed development or other reason that would account for recent appreciation in the trading price of the Company’s shares.

The Company wishes to advise the investment community that all official information regarding the Company must be derived solely from disclosure documents filed on www.sedar.com, www.sec.gov and the Company’s website (www.libertysilvercorp.com).

The shares of Liberty Silver trade on the TSX in Canada. For the present, the Company's stock will not immediately be listed, traded or quoted on any of the OTC Markets. The Company is reviewing the requirements necessary to permit its stock to resume trading on the OTCBB. The Company’s stock may be traded in the US on the “grey market” or through US broker dealers who have access to the TSX.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and advancing mineral properties located in North America. Liberty Silver is led by a skilled, experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to developing new resources on its current properties, and acquiring new properties that have the potential to increase their resource base. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty Silver’s flagship project. Liberty Silver has the right to earn a joint venture interest in the 10,579 acres Trinity property pursuant to the terms of an earn-in agreement with Renaissance Gold Inc.

Information on the Company is available on the Company’s website www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For Additional Information

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this News Release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements". These statements are based on information currently available to Liberty Silver and Liberty Silver provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that Liberty Silver’s future plans, objectives or goals, including words to the effect that Liberty Silver or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of Liberty Silver’s mineral properties, and Liberty Silver’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with Liberty Silver’s activities; and other matters discussed in this News Release and in filings made with securities regulators. This list is not exhaustive of the factors that may affect any of Liberty Silver’s forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on Liberty Silver’s forward-looking statements. Liberty Silver does not undertake to update any forward-looking statement that may be made from time to time by Liberty Silver or on its behalf, except in accordance with applicable securities laws.